===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Meadow Valley Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           MEADOW VALLEY CORPORATION
                      4411 SOUTH 40TH STREET, SUITE D-11
                            PHOENIX, ARIZONA 85040


                              PROXY STATEMENT AND
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 22, 1998


     To the shareholders of Meadow Valley Corporation.:

     The Annual Meeting of the shareholders of Meadow Valley Corporation (the "Company") will be held at the Company's executive offices, 4411 South 40th Street, Suite D-11, Phoenix, Arizona 85040, at 11:00 A.M. on June 22, 1998, or at any adjournment or postponement thereof, for the following purposes:

     1. To elect two directors of the Company.

     2. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on April 22, 1998 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                BY ORDER OF THE BOARD OF DIRECTORS



                                Bradley E. Larson
                                Chief Executive Officer

April 30, 1998

                                PROXY STATEMENT

                           MEADOW VALLEY CORPORATION
                      4411 SOUTH 40TH STREET, SUITE D-11
                            PHOENIX, ARIZONA 85040
                           TELEPHONE: (602) 437-5400

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 22, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Meadow Valley Corporation (the "Company"), a Nevada corporation, of $.001 par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 11:00 A.M. on June 22, 1998, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about April 30, 1998. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to approve any proposed matters.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.


VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on April 22, 1998 has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 3,601,250 shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted.

     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information concerning the holdings of Common Stock by each person who, as of April 22, 1998, holds of record or is known by the Company to hold beneficially or of record, more than 5% of the Company's Common Stock, by each director, and by all directors and executive officers as a group. All shares are owned beneficially and of record. The address of all persons is in care of the Company at 4411 South 40th Street, Suite D-11, Phoenix, Arizona 85040.

                                                        NUMBER OF SHARES OF     PERCENT OF
                                                           COMMON STOCK           COMMON
                                                         OWNED OF RECORD          STOCK
NAME                                                     AND BENEFICIALLY        OWNED(1)
-----------------------------------------------------   -------------------     ----------
Kim A. Lewis, Trustee of Richard C. Lewis GST Marital         500,000              13.2%
 Sub Trust and Kim A. Lewis Survivor's Trust

Kennedy Capital Management, Inc.                              181,000               4.8%

Heartland Advisors, Inc.                                      288,200               7.6%

Alan Terril (2)                                               117,067               3.1%

Kenneth D. Nelson (4)                                          92,333               2.4%

Paul R. Lewis (5)                                             189,467               5.0%

Bradley E. Larson (6)                                          95,666               2.5%

Charles E. Cowan (3)                                            9,167                .2%

Scott E. Miller (3)                                            48,167               1.3%

Gary A. Agron (3)                                               9,167                .2%

All officers and directors as a group                         600,768              15.8%
   (10 persons)(2)(3)(4)(5)(6)

-----------------------
(1) Does not include warrants issued to the Underwriters in connection with the Company's 1995 initial public offering.
(2) Includes stock options to purchase up to 10,400 shares of Common Stock at $6.25 and 6,667 shares of Common Stock at $4.38.
(3) Includes stock options to purchase up to 6,667 shares of Common Stock at $6.25 and 2,500 shares of Common Stock at $4.38.
(4) Includes stock options to purchase up to 9,333 shares of Common Stock at $6.25 and 5,000 shares of Common Stock at $4.38.
(5) Includes stock options to purchase up to 12,000 shares of Common Stock at $6.25 and 6,667 shares of Common Stock at $4.38.
(6) Includes stock options to purchase up to 13,333 shares of Common Stock at $6.25 and 8,333 shares of Common Stock at $4.38.

ELECTION OF DIRECTORS

     The Company's By-Laws provide for directors with staggered terms of office, to be divided as equally as possible. Nominees of each class of directors serve for terms of three years (unless a nominee is changing to a different class) and until election and qualification of their successors or until their resignation, death, disqualification or removal from office.

     The Board of Directors currently consists of seven members, including two Class C Directors whose terms expire in 1998, three Class B Directors whose terms expire in 1999 and two Class A Directors whose terms expire in 2000. At the Meeting, the two Class C Directors are to be elected to three-year terms expiring in 2001. The nominees for the Class C Directors are Messrs. Bradley E. Larson and Scott E. Miller. Both of the nominees presently serve on the Board of Directors of the Company,

None of the above individuals has any family relationship with any other. Directors not employed by the Company receive $2,500 per year for attending Board of Directors' meetings and are reimbursed for out-of-pocket expenses.

     Cumulative voting is not permitted for the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

          NAME                   POSITIONS AND OFFICES WITH THE COMPANY
------------------------------------------------------------------------------
NOMINEES:                                    CLASS C
                                        TERMS EXPIRE IN 2001
Bradley E. Larson         President and Chief Executive Officer and Director
Scott E. Miller (1)(2)    Director

CONTINUING DIRECTORS:                        CLASS B
                                        TERM EXPIRES IN 1999
Gary A. Agron (1)(2)      Director
Paul R. Lewis             Chief Operating Officer and Director

                                             CLASS A
                                        TERMS EXPIRE IN 2000
Charles E. Cowan (1)      Director
Kenneth D. Nelson (2)     Vice President-Corporate Administration and Director
Alan A. Terril            Vice President-Nevada Operations and Director

(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee

BACKGROUND

     The following is a summary of the business experience of each executive officer and director of the Company for at least the last five years:

     BRADLEY E. LARSON, age 43, has been a director of the Company since 1994 and was appointed President in July 1995 and Chief Executive Officer in November 1995. Mr. Larson was employed by Tanner Companies ("Tanner") from 1976 until December 1994. He was Division President of the Western Arizona region for Tanner from 1984 to 1988, Vice President of Operations from 1988 to 1989 and President of Tanner's Construction Division from 1989 until he joined the Company as its Chief Operating Officer in December 1994. Mr. Larson earned a BSE degree in Industrial Engineering from Arizona State University in 1979. He has been active in several construction industry associations and is currently Chairman and Director of Arizona Rock Products Association, Secretary and Director of the Arizona Highway Users Conference and a founding Director of the Transportation Users Leadership Alliance.

     PAUL R. LEWIS, age 51, has been involved in the construction industry since 1964 as a construction worker, subcontractor and general contractor. He joined the Company (which was founded by his brother Richard C. Lewis) in October 1993 as its Chairman and became its Chief Executive Officer in October 1994 and Chief Operations Officer in November 1995. From January 1987 to September 1993, he was President and principal stockholder of Ron Lewis Construction Company and Wiser Construction LLP, construction firms operating primarily in Nevada.

     KENNETH D. NELSON, age 40, has been involved in the financial reporting and operations management areas of the construction industry since 1982. He joined the Company in April 1989, became Vice President of Finance in February 1992 and Vice President and Chief Financial Officer in October 1993. From August 1986 until April 1989, he was operations manager for Builders Unlimited, a construction firm based in Phoenix, AZ. Mr. Nelson earned a Bachelors of Science Degree in Business Administration from Arizona State University in 1984.

     ALAN A. TERRIL, age 57, joined the Company in May 1992 and became its Vice President - Nevada Operations in October 1993. From February 1979 until April 1992, he was general superintendent, responsible for on site construction management, for Ron Lewis Construction Company, a heavy construction firm owned and operated by Paul R. Lewis, the Company's Chief Operations Officer and a director.

     GARY A. AGRON, age 53, was appointed to the Board of Directors in November 1995. He is an attorney who has specialized in the practice of securities law since 1977, with emphasis on representation of issuers and brokers-dealers in public offerings and private placements of equity securities. He has acted as issuers' or underwriters' counsel in more than 125 initial public offerings. He is also a director of Xedar Corporation, a publicly-held Boulder, Colorado based high technology firm, since 1973, and U.S. Pawn, Inc., a publicly-held Denver, Colorado based pawnshop operator, since 1989.

     CHARLES E. COWAN, age 51, was appointed to the Board of Directors in November 1995. He is President of Charles Cowan & Associates, Ltd. and has an extensive background in government and industry consulting. Prior to forming his own company, he held CEO positions in Arizona's Department of Transportation and Department of Economic Security, and served with the U.S. Corps of Engineers for 25 years.

     SCOTT E. MILLER, age 38, was appointed to the Board of Directors in March 1996. He is Managing Director of Investment Banking for H.D. Brous & Co., Inc. and has worked in various capacities within the investment banking industry for the past 10 years. He also serves on the Board of Directors of Simula, Inc., a publicly-held transportation safety and energy absorption technology company.

     GARY W. BURNELL, age 51, was named Vice President and Chief Financial Officer effective April 1997. From 1986 until then, Mr. Burnell served as Chief Financial Officer and in a variety of general management and advisory capacities for various business interests of Edward L. Taylor ("Taylor"), a pioneer of the cable television and satellite communications industries. Mr. Burnell's initial duties for Taylor were as vice president, treasurer and chief financial officer of TEMPO Enterprises, Inc., an American Stock Exchange-listed cable television and satellite communications company until TEMPO's acquisition by Tele-Communications, Inc. in December 1988, after which Mr. Burnell remained with Tele-Communications, Inc. during a six-month transition period. Mr. Burnell has 25 years of experience in financial reporting and administration for public and private companies. He is a certified public accountant and holds undergraduate and graduate degrees in business administration and accounting, respectively. Mr. Burnell began his career with Arthur Andersen & Co.

     JULIE L. BERGO, age 35, was named Secretary and Principal Accounting Officer and has served as Controller since October 1995. She received her Bachelor of Science degree with a major in accounting from Moorhead State University in Moorhead, Minnesota. She has over ten years experience in the accounting profession, including as a staff auditor from 1989 to 1993 with a Minneapolis, Minnesota based Certified Public Accounting firm, a regulatory and credit analyst with a regional broker/dealer in Minneapolis, Minnesota from 1993 to 1994 and a senior audit manager with a Phoenix, Arizona based Certified Public Accounting firm from 1994 to 1995.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation paid to the Company's executive officers for the years ended December 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL                    LONG-TERM
                                     COMPENSATION                COMPENSATION
                                   -----------------             ------------
         NAME AND                                     OTHER ANNUAL   AWARDS   ALL OTHER
    PRINCIPAL POSITION       YEAR   SALARY    BONUS   COMPENSATION  OPTIONS  COMPENSATION
---------------------------  ----  --------  -------  ------------  -------  ------------
Bradley E. Larson            1997  $121,385  $     0       $0         $0          $0
  President and Chief        1996   121,106        0        0          0           0
  Executive Officer and      1995    97,909        0        0          0           0
  Director

Paul R. Lewis                1997    93,058        0        0          0           0
  Chief Operating            1996   100,872        0        0          0           0
  Officer and Director (2)   1995    65,000   20,500        0          0           0

Alan A. Terril               1997    98,048   45,318        0          0           0
  Vice President-            1996   114,788   17,000        0          0           0
  Nevada Operations          1995    58,827        0        0          0           0
  and Director

----------
(1) Amounts shown include cash compensation earned by executive officers. Management believes that the value of other benefits to any officer during the years ended December 31, 1995, 1996 and 1997 did not exceed $50,000 or fall within any category requiring inclusion.

(2) Amounts reflect a performance bonus based on individual project profitability.


     In December 1994, Mr. Larson signed a five-year employment agreement
providing for an annual salary of $96,000.   Effective January 1998, Mr.
Larson's employment agreement was amended to provide for an annual salary of $155,000.

     On January 21, 1997, the Company entered into a five-year employment agreement with Gary W. Burnell. Mr. Burnell was appointed Chief Financial Officer of the Company commencing April 1, 1997. The employment agreement provided for an annual salary of $110,000. Effective April 1, 1998, Mr. Burnell's employment agreement was amended to provide for an annual salary of $121,000.

     On October 1, 1997, Messrs. Lewis, Terril and Nelson signed five-year employment agreements providing for annual salaries of $110,000, $100,000 and $95,000, respectively.

STOCK OPTION PLAN

     In November 1994, the Company adopted a Stock Option Plan (the "1994 Plan") which provides for the grant of options intended to qualify as "incentive stock options" and "nonstatutory stock options" within the meaning of Section 422A of the United States Internal Revenue Code of 1986 (the "Code"). Incentive stock options are issuable only to eligible officers, employee directors, and key employees of the Company. Nonstatutory stock options are issuable only to nonemployee directors and consultants of the Company.

     The 1994 Plan is administered by the Compensation Committee of the Board of Directors which is comprised of nonemployee directors. At December 31, 1997, the Company had reserved 700,000 shares of Common Stock for issuance under the 1994 Plan. Under the 1994 Plan, the Board of Directors determines which individuals shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the option price.

     The per share exercise price of the Common Stock may not be less than the fair market value of the Common Stock on the date the option is granted. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of stock of the Company is eligible to receive incentive stock options under the 1994 Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option on the date of grant. The option price for Nonstatutory Options shall be established by the Board of Directors and shall not be less than 100% of the fair market value of the Common Stock subject to the option on the date of grant.

     No options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee. Options may be exercised only if the option holder remains continuously associated with the Company from the date of grant to the date of exercise, unless extended under the Plan grant. Options under the 1994 Plan must be granted within 10 years from the effective date of the 1994 Plan and the exercise date of an option cannot be later than 10 years from the date of grant. Any options that expire unexercised or that terminate upon an optionee's ceasing to be employed by the Company become available once again for issuance. Shares issued upon exercise of an option will rank equally with other shares then outstanding.

     As of April 22, 1998, options had been granted under the 1994 Plan to officers, directors, employees and consultants at an exercise price ranging from $4.38 per share to $6.25 per share. The exercise prices represented the fair market value of the Company's Common Stock at the date such options were granted. Thirty-three percent of the options indicated in the table below are exercisable after one year of continuous service to the Company, sixty-six percent following two years of continuous service to the Company and one hundred percent after three years of continuous service to the Company.

The table below sets forth the total number of options issued to each executive officer and director of the Company through April 22, 1998:

                         NUMBER OF      EXERCISE  EXPIRATION
                      OPTIONS GRANTED    PRICE       DATE
                      ---------------   --------  ----------
Bradley E. Larson              20,000   $  6.25    11/13/05
                               25,000      4.38    12/16/06
                                7,000      5.88    04/16/08
                      ---------------
                               52,000
                      ===============

Kenneth D. Nelson              14,000   $  6.25    11/13/05
                               15,000      4.38    12/16/06
                                5,800      5.88    04/16/08
                      ---------------
                               34,800
                      ===============

Paul R. Lewis                  18,000      6.25    11/13/05
                               20,000      4.38    12/16/06
                                6,400      5.88    04/16/08
                      ---------------
                               44,400
                      ===============

Alan A. Terril                 15,600      6.25    11/13/05
                               20,000      4.38    12/16/06
                                5,800      5.88    04/16/08
                      ---------------
                               41,400
                      ===============

Gary A. Agron                  10,000      6.25    11/13/05
                                7,500      4.38    12/16/06
                                1,000      5.88    04/16/08
                      ---------------
                               18,500
                      ===============

Charles E. Cowan               10,000      6.25    11/13/05
                                7,500      4.38    12/16/06
                                1,000      5.88    04/16/08
                      ---------------
                               18,500
                      ===============

Scott E. Miller                10,000      6.25    11/13/05
                                7,500      4.38    12/16/06
                                1,000      5.88    04/16/08
                      ---------------
                               18,500
                      ===============

Gary W. Burnell                80,000      5.31    01/21/07
                                5,400      5.88    04/16/08
                      ---------------
                               85,400
                      ===============

                         NUMBER OF      EXERCISE  EXPIRATION
                      OPTIONS GRANTED    PRICE       DATE
                      ---------------   --------  ----------
Julie L. Bergo                 10,000      6.25    11/13/05
                                5,000      4.38    12/16/06
                                3,650      5.88    04/16/08
                      ---------------
                               18,650
                      ===============

CERTAIN TRANSACTIONS

     The Company was incorporated in Nevada on September 15, 1994. Effective October 1, 1994, following the death of the founder and sole stockholder of Meadow Valley Contractors, Inc. ("MVC"), the Company purchased all of the outstanding Common Stock of MVC for $11.5 million, comprised of a $10 million promissory note and the remaining $1.5 million paid by the issuance of 500,000 shares of restricted shares of the Company's Common Stock valued at $3.00 per share. During the fourth quarter of 1995, the Company made principal payments in the amount of $6.5 million using a portion of the proceeds of the Company's initial public offering.

     The Company leases approximately 2,000 square feet of executive office space at 1501 Highway 168, Moapa, Nevada 89025 under a lease with a company controlled by a principal stockholder which expired December 31, 1995, at a monthly rental rate of $1,200. The lease was renewed January 1, 1996 on a month to month basis with monthly payments of $800. The Company believes that its rental rate is fair, reasonable and consistent with rates charged by unaffiliated third parties in the same market.

     The Company leases additional space for its prestressed concrete operations on a month-to-month basis from a Company controlled by a principal stockholder with monthly payments of $2,500. The Company believes the its rental rate is fair, reasonable and consistent with rates charged by unaffiliated third parties in the same market.

     During the year ended December 31, 1996 and 1997, the Company incurred interest expense in the amount of $438,699 and $412,842, respectively, related to notes payable to a principal stockholder.

     During the years ended December 31, 1996 and 1997, the Company recorded interest income in the amount of $15,455, related to a note receivable from a related party.

     Mr. Agron, a director of the Company, provides legal services to the Company from time to time with respect to securities matters.


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     BDO Seidman, LLP, independent accountants, has served as the independent accountants of the Company since 1994. It is the Company's understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.


OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.



                              Bradley E. Larson
                              Chief Executive Officer

April 30, 1998

                         [GRAPH APPEARS HERE]


                COMPARISON OF 26 MONTH CUMULATIVE TOTAL RETURN
     AMONG MEADOW VALLEY CORPORATION, THE NASDAQ STOCK MARKET (U.S) INDEX
                  AND THE DOW JONES HEAVY CONSTRUCTION INDEX

                                  MEADOW     NASDAQ STOCK        DOW JONES
MEASUREMENT PERIOD                VALLEY     MARKET (U.S.)  HEAVY CONSTRUCTION
(FISCAL YEAR COVERED)           CORPORATION      INDEX             INDEX
---------------------           -----------  -------------  ------------------
MEASUREMENT PT -
10/17/95                           $ 100         $ 100             $ 100

FYE 12/95                          $  88         $ 102             $ 109
FYE 12/96                          $  72         $ 126             $ 104
FYE 12/97                          $ 102         $ 154             $  78

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                     PROXY
                   FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                           MEADOW VALLEY CORPORATION
                           TO BE HELD JUNE 22, 1998

     The undersigned hereby appoints Bradley E. Larson as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Meadow Valley Corporation held of record by the undersigned on April 22, 1998, at the Annual Meeting of Shareholders to be held June 22, 1998, or any adjournment or postponement thereof.

     1. ELECTION OF DIRECTORS

     _____ FOR the election as a director of all nominees listed below (except as marked to the contrary below).
     _____  WITHHOLD AUTHORITY to vote for all nominees listed below.

     NOMINEES: Bradley E. Larson and Scott E. Miller

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.

________________________________________________________________________________

     2. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN ITEM 1 ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:___________________     __________________________________________________
                                        Signature
PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY          __________________________________________________
CARD PROMPTLY USING THE                 Signature, if held jointly
ENCLOSED ENVELOPE.

     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. _____